UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Dayforce, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

November 4, 2025

Dear Stockholders:

We have previously sent you proxy materials for the upcoming Dayforce, Inc. Special Meeting that will be held on November 12, 2025, in connection with the proposed merger with funds affiliated with Thoma Bravo, L.P. (the “Merger”). Our Board of Directors unanimously recommends that you vote “FOR” the Merger and related proposals.

Two leading independent proxy advisory firms, Institutional Shareholder Services, Inc. (ISS) and Glass Lewis and Co. LLC (Glass Lewis), have both affirmed our Board of Directors’ recommendation that stockholders vote “FOR” the Merger and related proposals.

Your vote is important, no matter how many shares you own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card or voting instruction form in the postage-paid envelope provided. If you have received this letter by email, you may vote by simply clicking the “VOTE NOW” button in the accompanying email.

Thank you for your support. Sincerely, DAVID OSSIP Chief Executive Officer and Chair of the Board

YOUR VOTE IS IMPORTANT -- PLEASE VOTE TODAY!

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at (877) 456-3422 (from the U.S. and Canada)
Or at +1 (412) 232-3651 (from other countries)

Additional Information and Where to Find It
In connection with the proposed transaction between Dayforce, Inc. (“Dayforce”) and Thoma Bravo, Dayforce has filed and will file relevant materials with the U.S. Securities and Exchange Commission (“SEC”) and Canadian securities regulators, including the definitive Proxy Statement of Dayforce (the “Proxy Statement”), which was filed with the SEC on September 29, 2025. Dayforce has mailed the Proxy Statement to its stockholders and holders of exchangeable shares. DAYFORCE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT DAYFORCE, THOMA BRAVO, THE PROPOSED TRANSACTION AND RELATED MATTERS. You are able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Dayforce with the SEC at the website maintained by the SEC at https://www.sec.gov. You are also able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Dayforce with the SEC by accessing the investor relations section of Dayforce’s website at https://investors.dayforce.com or by contacting Dayforce investor relations at investors@dayforce.com or calling (844) 829-9499.

Participants in the Solicitation
Dayforce and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Dayforce stockholders in connection with the merger.

Information regarding the directors and executive officers of Dayforce, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Dayforce’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal One: Election of Directors,” “Executive Team,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,”  and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on March 13, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1725057/000172505725000064/day-20250313.htm, (ii) in the Proxy Statement, including under the headings “The Merger - Interests of the Company’s Directors and Executive Officers in the Merger” and “Security Ownership of Certain Beneficial Owners and Management” which was filed with the SEC on September 29, 2025 and is available at https://www.sec.gov/Archives/edgar/data/1725057/000114036125036413/ny20054883x2_defm14a.htm and (iii) to the extent holdings of Dayforce’s securities by its directors or executive officers have changed since the amounts set forth in the Proxy Statement, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/edgar/browse/?CIK=0001725057&owner=only.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are or will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents through the website maintained by the SEC at https://www.sec.gov.